Exhibit 23.5


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 of our report dated April 29, 1997, on our audits of the combined financial statements of MAPICS, Inc. We also consent to the references to our firm under the captions "Experts" and "MAPICS Selected Combined Financial Data."




                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
June 13, 1997